NET2WIRELESS CORPORATION

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 26th day of July, 2000, by and among NET2WIRELESS CORPORATION, a Delaware corporation (the "Company"), and NEXTEL FINANCE COMPANY, a Delaware corporation ("NFC")

     WHEREAS, the Company desires to sell to NFC or to an indirect subsidiary of Nextel Communications Inc. ("NCI") that is designated by NFC (NFC or such designated subsidiary, the "Investor") and the Investor desires to purchase shares of Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") upon the terms and conditions set forth in this agreement;

                          W  I  T  N  E  S  S  E  T  H:

     NOW,  THEREFORE,  THE  PARTIES  HEREBY  AGREE  AS  FOLLOWS:

     1.     Purchase  and  Sale  of  Stock.

(a) Purchase and Sale. Subject to the terms and conditions of this Agreement, the parties hereby agree that, at the Closing (as defined below), the Company will sell and issue to the Investor, and the Investor will purchase and accept, one million (1,000,000) shares of Series B Preferred Stock (the "Shares") at a purchase price per share of $32.00.

(b) Closing. The purchase and sale of the Shares contemplated hereby shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 at 10:00 a.m. on October 15, 2000, or at such other time and place as the Company and the Investor mutually agree (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor certificate(s) representing the Shares, and the Investor shall deliver to the Company the aggregate purchase price of $32,000,000 by wire transfer of immediately available funds.

(c) Adjustments Upon Changes in Capitalization. (i) The number and class of the Shares and the purchase price per share shall all be equitably adjusted to reflect any change in the Series B Preferred Stock by reason of a stock split, reverse stock split, stock dividend or like capital adjustment or to reflect a conversion or exchange of the stock for other securities as a result of a merger, consolidation or reorganization; and (ii) in the event of a mandatory conversion of the Series B Preferred Stock to common stock of the Company, or the merger pursuant to the Agreement between Sensar Corporation and the Company dated December 8, 1999 is consummated, the earlier to occur, the purchase and sale contemplated hereby shall be a purchase and sale for common stock of the Company on the same terms as set forth in this Agreement for Series B Preferred Stock. In the event of a mandatory conversion pursuant to the foregoing clause
(ii) the Company will deliver to the Investor a certificate detailing the adjustment or the conversion as the case may be and the basis for any calculations.

(d) Completion of Disclosure Schedules. The Investor agrees and acknowledges that the Company's disclosure schedules attached hereto (the "Schedules") are incomplete and the Company's representations and warranties set forth in Section 2 below may be further qualified thereby and remain subject thereto. Within thirty (30) days following the date hereof, the Company shall furnish to the Investor a complete and final set of the Schedules, which, for purposes of this Agreement and the transactions contemplated hereby, the parties agree shall replace the Schedules originally attached hereto and be deemed to have been delivered on the date hereof.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth on the Schedules identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

(a)     Preferred  Stock.  10,000,000  shares of Preferred Stock, par value
$.01 (the "Preferred Stock"), of which 2,000,000 shares have been designated Series A Preferred Stock, 1,041,140 of which are issued and outstanding. Immediately prior to the Closing, 1,000,000 shares of Preferred will be designated Series B Preferred Stock, which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series B Preferred Stock will be as stated in the form of the Company's Certificate of Designation attached hereto as Exhibit A to be filed immediately prior to the Closing.

(b) Common Stock. 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which 17,253,920 shares are issued and outstanding.

(c) The outstanding shares of Common Stock and Series A Preferred Stock are owned by the persons and in the numbers specified on Schedule 2.2(c) hereof.

(d) The outstanding shares of Common Stock and Series A Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws, or pursuant to valid exemptions therefrom. No holder of any capital stock of the Company has any put rescission or similar rights with respect to his, her or its shares.

(e) The Company has reserved 14,766,649 shares of its Common Stock for purchase upon exercise of options and warrants. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, except as specified on Schedule 2.2(e).

(f) Schedule 2.2(f) lists (i) all outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities and (ii) the number of shares of capital stock or other securities the Company may become obligated to issue or sell thereunder.

     2.3 Subsidiaries. Except for Net2Wireless Israel Ltd., Fastnet.com, Inc. and Vintage Global Inc., the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Stock that is the subject of this Agreement and the Common Stock issuable upon conversion of the Series B Preferred Stock, has been taken or will be taken prior to the Closing, if any, of the purchase of the shares, and this Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.5 Valid Issuance of Common Stock. The Series B Preferred Stock that is the subject of this Agreement, if issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than under this Agreement and applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock that may be purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     2.6 Consents. Except for the consent of the holders of the Series A Preferred Stock, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except any Blue Sky requirements or such other post-closing filings as may be required. For avoidance of doubt, the parties agree that the Company shall use its best efforts to obtain the consent required under the Series A Investors' Rights Agreement for entering the Investor's Rights Agreement, but failure to obtain that consent shall not constitute a breach by the Company of any representation, warranty or covenant contained in this Agreement.

     2.7 Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement and the Common Stock issuable upon conversion of the Series B Preferred Stock will be exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.8 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Certificate or Bylaws, or in any material respect of any instrument,, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     2.9 Registration Rights. Except as contemplated by this Agreement and provided in the agreements listed in Schedule 2.9, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     2.10 Corporate Documents. The Certificate of Incorporation and Bylaws of the Company are in the form attached hereto as Exhibits C and D, respectively.

     2.11 Litigation. Except as set forth on Schedule 2.11, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, the Investor's Rights Agreement (as defined below in Section 4(b)), or to consummate the transactions contemplated hereby or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     2.12 Patents and Trademarks. Except as set forth on Schedule 2.12, the Company or its subsidiaries has sufficient title and ownership of all copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Except as set forth on Schedule 2.12, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution nor delivery of this Agreement and the Investor's Rights Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

     2.13     Agreements;  Actions.

(a) Except as set forth on Schedule 2.13(a) and except for agreements explicitly contemplated hereby, including the Investor's Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof;

(b) Except as set forth on Schedule 2.13(b), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000.

(c) Except as set forth on Schedule 2.13(c), the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than trade liabilities incurred in the ordinary course of business) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights except sales of inventory in the ordinary course of business.

     2.14 Related-Party Transactions. Except as set forth on Schedule 2.14, no employee, officer, director or stockholder of the Company or member of his or her immediate family or any entity controlled by any of them (each a "Related Party") is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party; no Related Party has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, and no Related Party is directly or indirectly interested in any material contract with the Company.

     2.15 Permits. Except as set forth on Schedule 2.15, the Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     2.16 Environmental and Safety Laws. The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     2.17 Title to Property and Assets. Except as set forth on Schedule 2.17, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances.

     2.18 Employee Benefit Plans. Except as set forth on Schedule 2.18, the Company does not currently maintain any "employee benefit plan," as defined in the Employee Retirement Income Security Act of 1974.

     2.19 Minute Books. The minutes of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     2.20 Disclosure. The Company has fully provided the Investor with all the information that the Investor has requested in deciding whether to purchase the Series B Preferred Stock. Neither this Agreement, the Investor's Rights Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

     3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

     3.1 Authorization. The Investor has full power and authority to enter into this Agreement, and the Agreement constitutes its valid and legally binding obligations, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon its representation to the Company, which by the Investor's execution of this Agreement it hereby confirms, that the Series B Preferred Stock that to be purchased by the Investor and the Common Stock that would be issuable upon conversion and exercise thereof (collectively "Securities") would be acquired for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation's to such person or to any third person, with respect to any of the Securities.

     3.3 Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock.

     3.4 Accredited Investor. The Investor is an "Accredited Investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     3.5 Restricted Securities. The Investor understands that any Securities to be purchased pursuant to this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they would be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and provided and to the extent this Section and such Agreement are then applicable, and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to an affiliate (as defined in the Act), if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were the Investor.

(d) Legends. It is understood that the certificates evidencing the Securities that may be issued under this Agreement may bear the following legends:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

     4. Conditions of Investor's Obligations at Closing. The obligations of the Investor under this Agreement are subject to the fulfillment (or waiver by the Investor) on or before the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. The Investor shall have received a certificate executed by the Chief Executive Officer of the Company confirming that the conditions set forth in the immediately preceding sentence have been satisfied.

(b) Investor's Rights Agreement. The Company and the Investor shall have entered into the Investor's Rights Agreement substantially in the form attached as Exhibit B (the "Investor's Rights Agreement"), subject to the Company having obtained the consent required under the Investors' Rights Agreement dated March 20, 2000 (the "Series A Investors' Rights Agreement").

(c) Consents. All required stockholder consents or approvals shall be duly obtained and effective as of the Closing. For avoidance of doubt, the parties agree that the Company shall use its best efforts to obtain the consent required under the Series A Investors' Rights Agreement for entering the Investor's Rights Agreement, but failure to obtain that consent shall not constitute a breach by the Company of any representation, warranty or covenant contained in this Agreement.

(d) Due Diligence. The Investor shall have completed to its satisfaction its business, legal and accounting due diligence concerning the Company. It is hereby agreed and understood that, if the Investor is not satisfied with the results of its due diligence efforts for any reason whatsoever, the Investor may, in its sole discretion, determine not to consummate the transactions contemplated hereby and such failure to consummate shall not constitute a breach by the Investor of any provision of this Agreement. The Investor shall notify the Company immediately of any determination not to consummate the transactions contemplated hereby.

(e) If the merger pursuant to the Agreement between Sensar Corporation and the Company dated December 8, 1999 is not yet consummated, the Company shall have filed a Certificate of Designation for the Series B Preferred Stock in substantially the form attached hereto as Exhibit A with the Office of the Secretary of State of the State of Delaware.

     5. Conditions of the Company's Obligations at Closing. The obligations of the Company under this Agreement are subject to the fulfillment (or waiver by the Company) on or before the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. The Company shall have received a certificate executed by a senior executive officer of the Investor confirming that the conditions set forth in the immediately preceding sentence have been satisfied.

(b) Consents. All required consents or approvals to be obtained by the Investor will be duly obtained and effective as of the Closing.

     6.     Miscellaneous.

     6.1     Indemnification.

(a) The Company shall indemnify, defend and hold the Investor and its employees, officers, directors, shareholders, affiliates and agents harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses) relating to or rising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement.

(b) The Investor shall indemnify, defend and hold the Company and its employees, officers, directors, shareholders, affiliates and agents harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses) relating to or rising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Investor contained in this Agreement.

(c) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of the indemnified party and will survive the transfer of securities.

     6.2 Survival of Warranties. The warranties, representations and covenants of the Company and of the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for twelve (12) months and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

     6.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Series B Preferred Stock or the Common Stock issued upon conversion of the Series B Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any provision to the contrary and subject to
Section 3.6 hereof the Investor shall have the right to assign any or all of its rights under this Agreement or transfer the securities to an "affiliate" as defined in the Act.

     6.4 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

     6.5 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail or overnight courier, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     6.8 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

     The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee
(and the costs and expenses of defending against such liability or asserted liability), for which the Company or any of its officers, employees or representatives is responsible.

     6.9 Expenses. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

     6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

NET2WIRELESS CORPORATION

By:  /s/
   Title: Chief Executive Officer
   Address:

INVESTOR:

NEXTEL FINANCE COMPANY

By:  /s/
   Title:
   Address:

                                    Exhibit A
                           Certificate of Designation

                                    Exhibit B
                           Investor's Rights Agreement

                                    Exhibit C
                          Certificate of Incorporation

                                    Exhibit D
                                     Bylaws

                                 Schedule 2.2(c)

Name of Entity                   Number of Shares of
                                    Common Stock

Cedar Investment Services Ltd.         5,428,127
Nova Business Services Corp.             515,608
Oryon BVI                                  4,286
Benjamin Levin                             4,286
Paul Croitoroo                             4,286
Yossef Benaksas                            4,286
Gabriel Schreiber                          1,071
Ben-Zion Weiner                            6,429
Janon Holdings B.V.                        2,857
Aharon Livnat                              3,571
Elizabeth Toronczyk                        4,179
Rephael Fozailoff                          1,607
Issac Tepper                                 643
Meridian Trading Investment Ltd.         779,154
Ultimate Business Management Ltd.         78,010
Ring Trading Ltd.                        337,798
Fogel Michael                             92,800
Silk Investments Ltd.                     92,800
Ruhe Enterprises Inc.                    680,533
Ednir Holdings Ltd.                      185,600
Zetto Investments S.A.                   123,733
Renana Meller                             61,866
Acme Investments Ltd.                     61,866
Genine Fan                               123,733
Eli Katz                                 123,733
Alexander/Rachel LLC                   1,862,249
NDBD LLC                               1,862,249
Yitzchak Bachar on behalf of a
   company in foundation                 696,265
CYE 2000 LLC                             130,665
Shor Yoshuv Institute                     52,267
Aaron Fischel                             26,133
Aaron Kotler                              26,133
Harvey Augenbaum                          26,133
S.A.C. Capital Associates, LLC           143,210
Aeneas Portfolio Company, L.P.           214,815
Elkanit Development Ltd.
   (on behalf of itself and some
   of its subsidiaries)                  179,016
Orland Investment Inc.                    53,704
Waine Saker & Peter Grabler               35,802
Kairos Fund Limited                      161,111
Janon Holdings B.V                        71,605
Y.A.Z Investment Assets                   12,889
Pinsk Assets                              12,889
Yehuda Tzadik                             12,889
Banque Multi Commerciale                  38,667
Apex Investments                          10,741
Menora Financial Corp.                    15,307
Churchill Consulting & Development Co.    71,605
Richard Jacobs                             3,580
Jeffrey Robert                             3,580

                                 Schedule 2.2(e)

The Stockholders Agreement dated March 20, 2000;

     The  Investors'  Rights  Agreement  dated  March  20,  2000.

                                  Schedule 2.9

(i) The Partner Agreement;

(ii) A warrant issued to ML Partners LLC;

(iii) An agreement signed on February 2, 2000, between the Company and Berkman Wechsler-Limited Partnership, under which options for purchase of 68,741 shares of Common Stock were granted;

(iv) The Agreement signed among the Company and some of its stockholders on January 17, 2000;

(v) The Investors' Rights Agreement dated March 20, 2000

(vi) An option agreement signed on between the Company and Mr. David Rubner, the Chairman of the Board of directors

(vii) An option agreement signed on March 20, 2000, between the Company and Beneficial Investment Services Ltd., an entity controlled by Mr. Joav Avtalion, director of the Company

(viii) An option agreement signed between the Company and Meridian Trading Investment Ltd. on March 20, 2000

(ix) A Consultation Agreement signed between the Company and Mr. Tim Price. on April 1, 2000.